                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                           ENERGY WEST, INCORPORATED
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                (Name of Registrant as Specified In Its Charter)

                    THE COMMITTEE TO RE-ENERGIZE ENERGY WEST
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                    THE COMMITTEE TO RE-ENERGIZE ENERGY WEST

                                PROXY STATEMENT
                   IN OPPOSITION TO THE BOARD OF DIRECTORS OF
                           ENERGY WEST, INCORPORATED

                         ANNUAL MEETING OF SHAREHOLDERS
                          SCHEDULED FOR [MEETING DATE]

     The Committee to Re-Energize Energy West is providing you with this proxy statement in connection with our solicitation of proxies to be used at the Annual Meeting of Shareholders of Energy West, Incorporated scheduled to be held on [meeting date], and at any adjournments or postponements of the meeting. The meeting will be held at [meeting location and meeting time].

     We are sending this proxy statement and the accompanying BLUE proxy card to Energy West's shareholders on or shortly after [mailing date].

                        WHY WE ARE SOLICITING YOUR PROXY

     The Committee to Re-Energize Energy West is urgently soliciting your proxy to enable it to implement a new business strategy for Energy West. We seek your help to elect four directors with substantial business experience to Energy West's Board of Directors. We believe that our nominees will be more responsible in their direction of the management of Energy West than the current Board of Directors and that our nominees will implement the policies necessary to maximize shareholder value.

     The following recent events illustrate the company's declining financial condition and highlight our concern:

     - Energy West suspended its dividend payment to its shareholders for the first time since 1944;

     - net income declined 50%, or $1.4 million, from almost $2.8 million in fiscal 2001 to $1.4 million in fiscal 2002;

     - net income continued to decline from $1,363,000 in the first nine months of fiscal 2002 to $880,000 in the first nine months of fiscal 2003, or a decline of 35%;

     - diluted earnings per share decreased $0.55 per diluted share from $1.10 per diluted share in fiscal 2001 to $0.55 per diluted share in fiscal 2002;

     - diluted earnings per share continued to decrease from $0.54 per diluted share in the first nine months of fiscal 2002 to $0.34 per diluted share in the first nine months of fiscal 2003, or a decline of $0.20 per diluted share;

     - Energy West's common stock price fell from a high of $14.10 per share in the first quarter of fiscal 2002 to a closing price of $7.59 per share on September 23, 2003;

     - Energy West settled costly litigation resulting in Energy West owing $3.2 million, including a balloon payment of $2.2 million due by September 30, 2003, plus at least $1.9 million in legal fees;

     - Energy West settled a property tax dispute with the Montana Department of Revenue resulting in an assessment against Energy West of $2.4 million; and

     - Energy West terminated derivative contracts with a subsidiary of Enron in January 2002 resulting in the payment by Energy West to the Enron subsidiary of $5.4 million.

     These events and failures have led us to believe that your and our investment in Energy West is not being maximized by the current Board of Directors. We believe in Energy West's future, but not without some changes. To demonstrate our belief, since January 2003, our nominees have invested more than $1.6 million in Energy

West. In the following sections, we describe in further detail why we believe the shareholders of Energy West deserve a prompt and comprehensive change in the way Energy West is doing business.

ENERGY WEST HAS ELIMINATED YOUR DIVIDEND

     For the first time since 1944, Energy West failed to pay its shareholders a quarterly cash dividend on its common stock. According to a press release by Energy West on February 28, 2003, it had declared 171 consecutive dividend payments since 1944 and dividends had been raised in each year since 1977.

ENERGY WEST'S NET INCOME HAS DECLINED PRECIPITOUSLY

     Energy West's net income declined $1.4 million, or 50%, from almost $2.8 million in fiscal 2001 to $1.4 million in fiscal 2002. In addition, net income decreased $483,000, or 35%, from $1,363,000 during the first nine months of fiscal 2002 to $880,000 during the first nine months of fiscal 2003.

     The decreases in net income caused diluted earnings per share to decrease by $0.55 per diluted share from $1.10 per diluted share in fiscal 2001 to $0.55 per diluted share in fiscal 2002. Earnings per diluted share decreased $0.20 per diluted share from $0.54 per diluted share in the first nine months of fiscal 2002 to $0.34 per diluted share in the first nine months of 2003.

     Energy West attributed the decline in net income to a combination of unusual factors that contributed to unusually high margins in fiscal 2001 that were not replicated in fiscal 2002 and, more recently, primarily to increased legal expenses in connection with Energy West's unsuccessful litigation. The bottom line remains the same whether the reasons are attributed to unusual circumstances or an increase in expenses -- the current Board of Directors has allowed this sharp decline in profits to occur.

ENERGY WEST'S SHARES HAVE CONTINUED TO DROP IN VALUE

     From a high of $14.10 per share in the first quarter of fiscal 2002, Energy West's shares have declined in value, hovering in the $7-10 range for the first three quarters of fiscal 2003. However, the stock has taken a turn for the worse within the last six months with shares trading at prices between $8.74 and $4.74 per share. From a high of $14.10 per share to the closing price of $7.59 per share on September 23, 2003, the stock has declined 46%.

ENERGY WEST SHARES UNDERPERFORM THE MARKET

     The following line graph compares the price history of a hypothetical investment in shares of Energy West with the price history of a hypothetical investment in each of the Nasdaq Composite Index, Dow Jones Industrials Index and the Standard & Poor's 500 Stock Index on September 30, 2001, excluding dividends reinvested when paid. (Source: Yahoo! Finance, October 1, 2003; the consent of Yahoo! Finance to include this data was not obtained).

[INSERT GRAPH]

     As the graph indicates, the price of Energy West shares on September 30,
2003 decreased nearly      % from one year ago and      % from two years ago.
The price of shares invested in the Nasdaq Composite Index increased over      %
from a year ago and      % from two years ago, the price of shares invested in
the Dow Jones Industrials Index increased almost      % from a year ago and
     % from two years ago and the price of shares invested in the Standard and
Poor's 500 Stock Index increased approximately      % from a year ago and      %
from two years ago.

LITIGATION COSTS AND GOVERNMENT ASSESSMENTS HAVE HURT SHAREHOLDERS

     In July 2001, one of Energy West's subsidiaries filed a lawsuit against PPL Montana, LLC relating to a wholesale electricity supply contract. In turn, PPL Montana filed its own lawsuit against Energy West seeking damages and other relief. PPL Montana claimed that the Energy West subsidiary breached the electricity supply contract by scheduling electricity in excess of the amount permitted by the contract. As a result, PPL Montana claimed that the Energy West subsidiary made profits to which PPL Montana was entitled and sought to recover $18 million in damages from the Energy West subsidiary.

     Despite a statement by the former President and Chief Executive Officer, Edward J. Bernica, in March 2003 that he was "confident that [Energy West would] prevail in [its] position that PPL Montana did not suffer any damages and should not be entitled to any recovery," Energy West settled its dispute with PPL Montana in June 2003 for $3.2 million. Energy West has already made a payment to PPL Montana of $1.0 million and the remaining payment of $2.2 million must be paid by September 30, 2003.

     To make matters worse, Energy West has spent at least $1.9 million in legal fees just to manage this lawsuit. As a result of these unbridled costs, Energy West had paid its lawyers through March 31, 2003 nearly as much in legal fees as the company earned since fiscal 2002 began. Of course, the legal clock is not done ticking because the $1.9 million expense was reported through March 31, 2003, and the litigation was not even settled until June 2003.

     At the same time Energy West was embroiled in its litigation with PPL Montana, Energy West also faced a property tax audit by the Montana Department of Revenue. In August 2002, the Montana Department of Revenue concluded that Energy West had willfully under-reported its personal property from January 1997 through December 2001 and that a two and one-half times penalty should be assessed. Energy West settled its tax dispute in August 2003 by agreeing to pay $2.43 million to the State of Montana, which is payable in annual installments for the next ten years. The first annual payment of $243,000 is due on or before November 30, 2003.

ENERGY WEST'S DEALINGS WITH ENRON

     Energy West voluntarily terminated its contracts with an Enron subsidiary in January 2002. The cost of getting out of the contracts was $5.4 million and was paid in a lump sum to the Enron subsidiary upon termination of the contracts.

ENERGY WEST IS SELLING ASSETS

     With no explanation to the shareholders regarding the underlying business reason or strategy, Energy West is also selling assets. In August 2003, the company sold its wholesale propane business for approximately $1.4 million. Energy West received only $750,000 in cash with the balance being paid over almost four years. In announcing the transaction, Energy West simply said, "With the completion of this transaction, Energy West has substantially exited the wholesale propane business in Montana and Wyoming."

ENERGY WEST HAS BEEN UNABLE TO OBTAIN LONG-TERM FINANCING

     Energy West has obtained six extensions of credit with its current lender, Wells Fargo, since April of this year. Energy West is operating month-to-month and has been unable to secure long-term financing.

     Recently, Energy West obtained a short-term reprieve from its financing woes. On September 5, 2003, Energy West obtained a new credit facility with Wells Fargo maturing on October 15, 2003. Unlike earlier bank financing transactions which did not require security interests to be granted to Energy West's lending bank, Wells Fargo has now secured substantially all of Energy West's assets in both its regulated operations and non-regulated subsidiaries. The new credit facility specifically prohibits the payment of the PPL Montana litigation settlement, which settlement mandates that the $2.2 million payment that is owed by September 30, 2003, will begin accruing interest at the rate of 15% per year if it is not paid by September 30, 2003.

     To summarize, Energy West has suffered declining results over the last two years. Shareholders have felt the effect of the company's financial condition by not receiving the quarterly dividends they have become accustomed to receiving and in the significant fall in share prices. Energy West has been unable to secure long-term financing which forces the company to manage its operations on a month to month basis rather than focus on maximizing shareholder value.

THE COMMITTEE'S SOLUTIONS TO THE PROBLEMS

     We hold the incumbent Board of Directors responsible for Energy West's dismal performance and do not believe that the Board that led the company into its current condition should remain at the helm without change. We are pleased about the announcement of Mr. Bernica's resignation as CEO and President and from the Board of Directors, but believe more needs to be done. Therefore, we are nominating J. Michael Gorman, Lawrence P. Haren, Richard M. Osborne and Thomas J. Smith for election to the Board of Directors. Included among our nominees are significant shareholders of Energy West. We are confident that our director nominees will represent you, the shareholders of Energy West.

     We provided notice to Energy West on July 30, 2003 that we intended to nominate five director candidates at the Annual Meeting. However, the incumbent Board has refused to support the Committee's nominations and we are left with no alternative but to solicit your proxy to vote for our director nominees and in opposition to the incumbent Board members. At this time, we intend to nominate only four director candidates at the Annual Meeting. Please see Voting and Quorum at the Annual Meeting, below. If elected, our director nominees will serve for a term of one year.

     If elected, our director nominees will work with Energy West's Board and management to strengthen Energy West and enhance shareholder value. Our director nominees are committed to implementing a continuous, effective shareholder relations program to keep shareholders informed. Our director nominees will not accept payment for services on the Board of Directors or, if so determined by the other members of the Board of Directors, will accept payment only in Energy West common stock, until Energy West is, in the view of the Board of Directors, again in a strong financial position that will enable it to begin again by paying fees to the members of the Board of Directors. Our nominees will recommend that all other members of the Board of Directors also not accept payment, or if so determined by the other members of the Board of Directors, accept payment only in Energy West common stock. Once elected to the Board, our director nominees will also use the detailed financial and operational information available to them as directors to reach our goals of increasing profitability and enhancing shareholder value.

     The results of Energy West speak for themselves. We believe that Energy West's Board and management have failed to formulate and implement a business plan and strategy to keep the company financially sound. Energy West's shareholders have stood by long enough while the Board's management of the company has caused a steady decline in shareholder value. We are not seeking to terminate Energy West employees simply for the sake of cutting costs; our grievance is with the Board, not the staff at Energy West. As our position on fees for Board service indicates, we are not attempting to benefit ourselves at the expense of any other shareholder. Instead, we seek to create value for all shareholders. We believe that our director nominees' election will provide management with the fresh perspective necessary to increase profitability and maximize shareholder value. As demonstrated by some of our nominees' recent purchases of Energy West shares of common stock, we believe that Energy West can flourish under proper leadership.

                    VOTING AND QUORUM AT THE ANNUAL MEETING

     You may vote in person or by proxy at the Annual Meeting. If you give us your proxy, you may revoke it at any time by providing written notice of your revocation to Energy West, filing a duly executed proxy card bearing a later date, or by coming to the Annual Meeting and voting in person. Each share is entitled to one vote, together with the right to cumulate votes, in electing directors.

WHO CAN VOTE AT THE ANNUAL MEETING

     Energy West has set [record date] as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. According to Energy West's most recent filing with the Securities and Exchange Commission, as of May 15, 2003, there were a total of 2,594,258 shares of Energy West's common stock outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote on all matters submitted to a vote of the shareholders at the Annual Meeting, together with the right to cumulative votes in electing directors.

     As of the date of this proxy statement, members of the Committee have the
right to vote      shares of Energy West constituting      of the total votes
eligible to be cast at the Annual Meeting. For more information, see The Committee.

ELECTION OF DIRECTORS

     Energy West's Bylaws provide that the Board of Directors consist of between five and nine members. As disclosed by Energy West, the Board of Directors has
determined, by resolution, that the Board consist of [     ] members. Therefore,
[     ] directors are to be elected at the Annual Meeting. We propose that you
elect our director nominees as four of the [     ] directors to be elected at
the Annual Meeting. If elected, our director nominees will hold office for one year. Our director nominees have agreed to serve as directors, but if for any reason any of them are unable to serve, the persons named as proxies on our proxy card will vote for the election of substitute nominees that we propose.

     The [     ] nominees receiving the greatest number of votes will be elected as directors. Proxies which are marked "withhold authority" or on which a broker has indicated a lack of discretionary authority will be counted as present for the purpose of determining a quorum, but will not be voted in the election of directors.

     Energy West shareholders have the right to cumulate their votes in the election of directors. This means that each share that you hold is multiplied by the number of directors being elected. Your total votes may then be cast for any one nominee or distributed among the nominees. We intend to cumulate votes for our director nominees to assure that the maximum amount of our director nominees are elected to Energy West's Board of Directors. If all of Energy West's shareholders attend or are represented by proxy at the annual meeting, the holders of [1,441,255] shares must cast their cumulated votes in favor of our director nominees to assure their election. Members of the Committee own
shares, or approximately      % of the total shares eligible to be voted at the
Annual Meeting. Please see The Committee, below for details about the Committee members' stock ownership.

     We are soliciting the discretionary authority to cumulate votes, and the persons named as proxies on our proxy card will have the authority to cumulate votes at their discretion. If we receive more votes than are necessary to elect our director nominees, we will have the discretion to cast these additional votes in the best interests of Energy West and its shareholders. We have not determined the order of priority in which we will cast our cumulative votes, reserving that judgment until the time of the meeting based on the number of votes we hold.

VOTING BY PROXY

     We will vote the accompanying BLUE proxy card in accordance with your instructions. You may withhold your vote from any of the director candidates by striking his name from the list provided on the card. If you sign and date our BLUE proxy card, but do not make any specific choices, we will cumulate and vote your shares for our director nominees, and any of Energy West's nominees that we consider appropriate. If any other matters are presented at the Annual Meeting, our proxies will vote your shares in accordance with their best judgment. We are not aware of any other matters that will be acted upon at the Annual Meeting.

YOUR VOTE IS IMPORTANT

     Your vote is important. No matter how many or how few shares of Energy West you own, please vote for our director nominees by signing, dating and mailing the enclosed BLUE proxy card today in the provided envelope so that we will receive it prior to the Annual Meeting. Do not return the [white] proxy card sent to you by Energy West's Board of Directors. Even if you mark "withhold" on the Board's [white] proxy card as a protest against the incumbent Board, your vote will not count for our director nominees. You can only vote for our director nominees on the BLUE proxy card.

     If you have already returned a Board of Directors' proxy card before receiving our proxy statement, you have every right to change your vote by signing and returning the enclosed BLUE proxy card. Only your latest dated properly executed proxy will count at the Annual Meeting. Make certain that your most recent proxy is our BLUE proxy.

     If your shares are held for you by a bank or brokerage firm, your broker cannot vote your shares unless he or she receives your specific instructions. Please return your proxy in the envelope provided or call your bank or broker and instruct your representative to vote for our director nominees on the BLUE proxy card.

     If you have any questions about how to vote your shares or in changing your
vote, please contact our proxy solicitor, D.F. King & Co., Inc., at [     ]. If
you are a registered shareholder, you may also fax both sides of your signed
proxy card to D.F. King at [     ].

     Time is short. Please vote today!

                                 THE COMMITTEE

     J. Michael Gorman, Lawrence P. Haren, Richard M. Osborne and Thomas J. Smith formed The Committee to Re-Energize Energy West because of the overwhelming dissatisfaction felt by Energy West's shareholders with the Board of Directors due to the company's declining financial condition.

     Based on Energy West's most recent filing with the Securities and Exchange Commission, there are 2,594,258 shares of Energy West's common stock outstanding. The number and percentage of shares beneficially owned by the Committee members are as follows:

                                                              SHARES    PERCENTAGE
                                                              -------   ----------
J. Michael Gorman(1)........................................                    %
Lawrence P. Haren...........................................       --         --
Thomas J. Smith.............................................       --         --
Turkey Vulture Fund XIII, Ltd.(2)...........................                    %
                                                              -------     ------
The Committee...............................................                    %
                                                              =======     ======

---------------

(1) Mr. Gorman has the sole power to vote and to dispose, or to direct the disposition of, his shares of Energy West.

(2) Richard M. Osborne is the sole Manager of Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company (the "Fund"), and may be deemed to be the beneficial owner of all shares owned by the Fund. Mr. Osborne, as sole Manager of the Fund, has sole power to vote, or direct the voting of, and the sole power to dispose, or to direct the disposition of, the shares owned by the Fund.

     Additional information concerning the Committee is included in attached Appendix A.

                       NOMINEES FOR ELECTION AS DIRECTORS

     The following information concerning business address, age and principal occupation has been furnished by our director nominees.

     Mr. Gorman, age 51, has been the Chief Executive Officer and Chairman of the Board of Directors of Key West Aloe, Inc., which develops and manufactures skincare products, since May 2001. Key West Aloe, Inc. is located at 524 Front Street, Key West, Florida 33040. From 1998 through 2003, Mr. Gorman was the President of Harmony Labs, a manufacturer of prescription and non-prescription drugs. The business address of Mr. Gorman is P.O. Box 99583, Raleigh, North Carolina 27624.

     Mr. Haren, age 49, is the President of Northeast Ohio Natural Gas Corp. He has been the President of the company and its predecessor since 1999. Northeast Ohio Natural Gas Corp. is located at 5640 Lancaster-Newark Road, NE, Pleasantville, Ohio 43148. From January 1999 through June 2003, Mr. Haren was also the President of Marbel Energy Corporation, a holding company involved in the exploration, production, transmission and distribution of natural gas and oil. Mr. Haren was also the Treasurer and a director of Backoffice Operations at FirstEnergy Trading Services, Inc., a company involved in the aggregation of commodities for delivery to wholesale and retail customers, from January 1999 though October 2001. In addition, from January 1998 through

January 1999, he was the Vice President of Northeast Ohio Operating Co., an energy holding company, and Northeast Ohio Gas Marketing Co., a gas marketing company. The business address for Mr. Haren is P.O. Box 430, Lancaster, Ohio 43130.

     Mr. Osborne, age 58, is the President and Chief Executive Officer of OsAir, Inc., a company he founded in 1963, which operates as a property developer and manufacturer of industrial gases for pipeline delivery. OsAir, Inc. is headquartered at 8500 Station Street, Suite 113, Mentor, Ohio 44060. Since 1994, he has been a director and Vice Chairman of the Board of GLB Bancorp, Inc., a publicly-held bank holding company headquartered at 7001 Center Street, Mentor, Ohio 44060. He became Chairman of the Board of GLB Bancorp in September 2003. Since September 1998, Mr. Osborne has been Chairman of the Board and Chief Executive Officer of Liberty Self-Stor, Inc., a publicly-held self-managed real estate investment trust that manages, acquires, develops, expands and operates self-storage facilities. Liberty Self-Stor, Inc. is headquartered at 8500 Station Street, Suite 100, Mentor, Ohio 44060. Mr. Osborne is the sole Manager of the Fund, which began operating in January 1995 to acquire, hold, sell or otherwise invest in all types of securities and other investments. The Fund is located at 8500 Station Street, Suite 113, Mentor, Ohio 44060. The business address of Mr. Osborne is 8500 Station Street, Suite 113, Mentor, Ohio 44060.

     Mr. Smith, age 59, has been President, Chief Operating Officer and a director of Liberty Self-Stor, Inc. since September 1998. Liberty Self-Stor, Inc. is located at 8500 Station Street, Suite 100, Mentor, Ohio 44060. From April 1, 1996 to December 29, 1999, Mr. Smith served as the Executive Operating Manager of Liberty Self-Stor II, Ltd., an Ohio limited liability company which owned and operated a truck rental business. Mr. Smith has served as a director of GLB Bancorp, Inc. from 1994 to the present. The business address of Mr. Smith is 8500 Station Street, Suite 100, Mentor, Ohio 44060.

                             ADDITIONAL INFORMATION

     Energy West's proxy statement contains additional information regarding Energy West's nominees for election to the Board, the other directors and officers of Energy West, committees of the Board, and the eligibility requirements for shareholder proposals intended to be submitted at Energy West's 2004 annual meeting of shareholders.

     We may solicit proxies by mail, advertisement, e-mail, fax, telephone or in person. Any of the members of the Committee may solicit proxies. We have retained D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, to assist in the solicitation of proxies. The Committee has agreed to pay D.F. King
a fee of $     and to reimburse it for its reasonable out-of-pocket expenses.
Approximately      people will be used by D.F. King in its solicitation effort.

     Our total expenditures to date for this solicitation have been
approximately $     , and we expect to spend approximately $     in total. The
entire expense of preparing, assembling, printing and mailing this proxy statement and related materials and the cost of soliciting proxies for our director nominees will be borne by the Fund or Mr. Osborne in a matter to be determined by Mr. Osborne. The Fund or Mr. Osborne will reserve the right to seek reimbursement from Energy West for those expenses and does not intend to seek shareholder approval for such reimbursement at a subsequent meeting unless shareholder approval is required under Montana law. Costs represented by salaries and wages of regular employees of Mr. Osborne will not be included in the costs of solicitation and we will not seek reimbursement for those costs.

     If you have any questions about how to vote your Energy West shares, please call our proxy solicitor:

                             D.F. King & Co., Inc.
                                 48 Wall Street
                            New York, New York 10005
                               Telephone: [     ]

                                   APPENDIX A

     On the date of this proxy statement, Richard M. Osborne, as sole Manager of
the Fund, is the beneficial owner of      shares of Energy West common stock,
representing approximately      % of the 2,594,258 shares outstanding according
to the most recently available filing by Energy West with the Securities and Exchange Commission. No other Committee nominee is a member of the Fund.

     Under the terms of the Fund's Operating Agreement, Mr. Osborne, as sole Manager, manages all day-to-day operations involving, and makes all decisions concerning, the business and affairs of the Fund. Other than Mr. Osborne, the members have no authority or power to bind the Fund, vote securities owned by the Fund, make investment decisions for the Fund or dispose of any securities held by the Fund. Each member has agreed, under the terms of the Operating Agreement, to indemnify the Fund for any costs or damages incurred by the Fund as a result of the exercise of any unauthorized authority by each such member.

     Under Rule 13d-3 promulgated by the Securities and Exchange Commission, a "beneficial owner of a security includes any person, who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

          (1) Voting power which includes the power to vote, or to direct the voting of, such security, and/or

          (2) Investment power which includes the power to dispose, or to direct the disposition of, such security."

     Because the members of the Fund, other than Mr. Osborne, lack any of the requisite powers of beneficial ownership, they are not beneficial owners of the shares owned by the Fund solely because of their investment as members in the Fund.

     The shares acquired by the Fund were acquired for the aggregate purchase price of approximately $
(excluding commissions) with a combination of margin debt from Wachovia Securities ("Wachovia") and working capital of the Fund.

     Interest on the Wachovia margin debt is computed at a select rate above the rate banks charge securities brokers ("brokers call money rate") and is subject to change, without notice, if the brokers call money rate changes. To the extent permitted by law, Wachovia has a lien on certain of the shares acquired by the Fund. The Fund's margin debt is subject to the standard terms and conditions contained in Wachovia's margin account agreements.

     Mr. Gorman is the beneficial owner of      shares of Energy West common
stock, representing approximately      % of the total amount of shares
outstanding. The shares acquired by Mr. Gorman were acquired for the aggregate
purchase price of approximately $     (excluding commissions) with personal
funds of Mr. Gorman.

     The table below sets forth all shares of common stock purchased or sold by the Fund and Mr. Gorman within the past two years, the dates such purchases or sales were made and the amount of the purchases or sales.

TURKEY VULTURE FUND XIII, LTD.

   DATE      NUMBER OF SHARES   PURCHASE/SALE
   ----      ----------------   -------------
 9/19/2001          700               Sale
 9/20/2001        3,600               Sale
 9/21/2001        2,300               Sale
 9/24/2001        1,400               Sale
 9/25/2001        3,200               Sale
 9/26/2001        5,900               Sale
10/01/2001        2,100               Sale
10/02/2001        2,000               Sale

   DATE      NUMBER OF SHARES   PURCHASE/SALE
   ----      ----------------   -------------
10/15/2001          300               Sale
10/16/2001        2,000               Sale
10/17/2001          100               Sale
10/18/2001          100               Sale
10/22/2001        1,800               Sale
10/23/2001          100               Sale
10/26/2001          200               Sale
10/29/2001        6,700               Sale
10/31/2001        5,000               Sale
 11/6/2001        5,000               Sale
11/14/2001          400               Sale
11/27/2001        1,000               Sale
11/29/2001          700               Sale
11/30/2001          600               Sale
12/17/2001          400               Sale
12/24/2001          700               Sale
 1/07/2002          700               Sale
 1/09/2002          800               Sale
 1/11/2002        4,100               Sale
 1/14/2002        2,000               Sale
 1/23/2002          100               Sale
 1/25/2002        4,000               Sale
 1/28/2002          200               Sale
 2/04/2002        1,000               Sale
 2/06/2002          500               Sale
 2/07/2002          400               Sale
 2/11/2002        2,700               Sale
 2/12/2002          900               Sale
 2/14/2002          300               Sale
 2/20/2002        1,100               Sale
 3/11/2002        1,500               Sale
 3/26/2002          700               Sale
 3/27/2002        1,800               Sale
 3/28/2002        3,400               Sale
 4/01/2002        2,100               Sale
 4/02/2002        2,000               Sale
 4/03/2002          200               Sale
 4/04/2002          500               Sale
 4/08/2002        1,700               Sale
 4/10/2002          100               Sale
 4/11/2002        2,800               Sale
 8/22/2002          900               Sale
 8/23/2002        1,300               Sale
 8/26/2002         2000               Sale

   DATE      NUMBER OF SHARES   PURCHASE/SALE
   ----      ----------------   -------------
 8/27/2002        1,200               Sale
10/29/2002        2,500               Sale
10/30/2002          200               Sale
11/01/2002        1,000               Sale
11/04/2002        1,200               Sale
11/05/2002        1,300               Sale
11/06/2002          700               Sale
11/27/2002        1,000               Sale
12/05/2002          900               Sale
12/09/2002          600               Sale
 1/16/2003        2,000           Purchase
 1/17/2003        3,900           Purchase
 1/21/2003        3,500           Purchase
 1/22/2003        1,500           Purchase
 1/29/2003          500           Purchase
 1/31/2003          400           Purchase
 2/03/2003        1,500           Purchase
 2/10/2003        3,299           Purchase
 2/12/2003        1,640           Purchase
 2/13/2003        1,500           Purchase
 2/14/2003        1,200           Purchase
 2/18/2003          500           Purchase
 2/19/2003          100           Purchase
 2/20/2003        2,650           Purchase
 2/25/2003        1,500           Purchase
 2/27/2003        1,100           Purchase
 2/28/2003          200           Purchase
 3/07/2003        2,100           Purchase
 3/11/2003        1,462           Purchase
 3/12/2003        5,100           Purchase
 3/14/2003        1,900           Purchase
 4/02/2003          770           Purchase
 4/04/2003          500           Purchase
 4/07/2003          830           Purchase
 4/08/2003          100           Purchase
 4/09/2003          500           Purchase
 4/10/2003            7           Purchase
 4/11/2003          700           Purchase
 4/14/2003          600           Purchase
 4/15/2003          793           Purchase
 4/16/2003        4,500           Purchase
 4/17/2003        3,000           Purchase
 4/22/2003          800           Purchase
 4/23/2003        1,800           Purchase

   DATE      NUMBER OF SHARES   PURCHASE/SALE
   ----      ----------------   -------------
 4/24/2003        4,000           Purchase
 5/05/2003        3,862           Purchase
 5/08/2003        4,000           Purchase
 5/12/2003        7,000           Purchase
 5/15/2003        2,500           Purchase
 5/19/2003        2,087           Purchase
 7/30/2003        2,900           Purchase
 7/31/2003        3,100           Purchase
 8/01/2003          200           Purchase
 8/04/2003          500           Purchase
 8/05/2003        2,900           Purchase
 8/06/2003          170           Purchase
 8/11/2003        1,100           Purchase
 8/12/2003          700           Purchase
 8/13/2003        3,782           Purchase
 8/14/2003          600           Purchase
 8/15/2003          100           Purchase
 8/18/2003        2,000           Purchase
 8/19/2003        8,000           Purchase
 8/20/2003        2,200           Purchase
 8/21/2003        4,000           Purchase
 8/26/2003        2,100           Purchase
 8/27/2003        1,000           Purchase
 8/28/2003        4,900           Purchase
 9/04/2003        2,000           Purchase
 9/05/2003          700           Purchase
 9/08/2003        7,360           Purchase
 9/09/2003        2,300           Purchase
 9/10/2003        2,400           Purchase
 9/17/2003        3,000           Purchase
 9/18/2003        1,114           Purchase
 9/19/2003        3,100           Purchase
 9/22/2003        4,731           Purchase

J. MICHAEL GORMAN

  DATE      NUMBER OF SHARES   PURCHASE/SALE
  ----      ----------------   -------------
6/18/2003         4,900          Purchase
6/19/2003        36,100          Purchase
6/20/2003         9,000          Purchase
6/23/2003         5,200          Purchase
6/24/2003         4,100          Purchase
6/25/2003           700          Purchase
7/03/2003        10,000          Purchase
7/24/2003         7,000          Purchase

  DATE      NUMBER OF SHARES   PURCHASE/SALE
  ----      ----------------   -------------
8/27/2003         4,000          Purchase
8/28/2003           100          Purchase
9/10/2003         2,500          Purchase
9/11/2003           860          Purchase
9/11/2003         1,500          Purchase
9/12/2003         1,300          Purchase
9/15/2003           500          Purchase
9/16/2003         2,200          Purchase
9/16/2003         1,100          Purchase
9/16/2003         1,500          Purchase

     Lawrence P. Haren and Thomas J. Smith have not purchased or sold any shares of Energy West during the preceding two years.

     There are no family relationships among any of our director nominees, and other than as described in Nominees for Election as Directors, above, none of our director nominees serves as a director (i) of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or (ii) of any investment company registered under the Investment Company Act of 1940.

     During the past five years, none of our director nominees have been involved in any legal proceeding or any event described in Item 401(f) of Regulation S-K of the Exchange Act. In addition, none of our director nominees has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

     There are no proceedings to which any of our director nominees are a party adverse to Energy West or any of its subsidiaries or has a material adverse interest to Energy West or any of its subsidiaries.

     On July 30, 2003, Mr. Osborne and Mr. Gorman entered into a voting agreement with respect to their ownership of shares of Energy West's common stock. Mr. Osborne, including on behalf of the Fund, and Mr. Gorman have agreed to vote in favor of our director nominees at the Annual Meeting and against any action, proposal or agreement that would result in our director nominees not being elected at the Annual Meeting. The voting agreement expires on the date following the election of directors at the 2003 Annual Meeting or any adjournment thereof or by mutual agreement of all the parties.

     Other than as described above, none of our director nominees (1) is, or was within the last year, a party to any agreement relating to shares of Energy West's common stock or (2) is a party to any arrangement or understanding between the Fund or Mr. Osborne, as sole Manager of the Fund, pursuant to which the nominations described in this proxy statement are to be made by the Fund or Mr. Osborne. In addition, none of our director nominees or any of their associates has any agreement with any person relating to employment at Energy West or with respect to any future transactions with Energy West.

     Further, other than as described above, none of our director nominees have any certain relationships or related transactions to report under Items 404(a),
(b) and (c) of Regulation S-K of the Exchange Act.

                             YOUR VOTE IS IMPORTANT
              THE ANNUAL MEETING IS [MEETING DATE] -- DON'T DELAY!

     Your vote is important. No matter how many or how few shares of Energy West you own, please vote for our nominees, J. Michael Gorman, Lawrence P. Haren, Richard M. Osborne and Thomas J. Smith, by signing, dating and mailing the enclosed BLUE proxy card today in the provided envelope so that we will receive it prior to the Annual Meeting. Do not return the [white] proxy card sent to you by Energy West's Board of Directors. Even if you mark "withhold" on the Board's [white] proxy card as a protest against the incumbent Board, your vote will not count for our director nominees. You can only vote for our director nominees on the BLUE proxy card.

     If you have already returned a Board of Directors' proxy card before receiving our proxy statement, you have every right to change your vote by signing and returning the enclosed BLUE proxy card. Only your latest dated properly executed proxy will count at the Annual Meeting. Please make certain that your most recent proxy is our BLUE proxy.

     If your shares are held for you by a bank or brokerage firm, your broker cannot vote your shares unless he or she receives your specific instructions. Please return your proxy in the envelope provided or call your bank or broker and instruct your representative to vote for our director nominees on the BLUE proxy card.

     Your vote at this year's Annual Meeting will determine the future direction of your company and your investment. Exercise your democratic right as an owner of Energy West.

     If you have any questions about voting your shares or changing your vote,
please contact our proxy solicitor, D.F. King & Co., Inc., at [     ]. If you
are a registered shareholder, you may also fax both sides of your signed proxy
card to D.F. King at [     ].

     Time is short. Please vote today!

                       PROXY CARD FOR 2003 ANNUAL MEETING
                OF THE SHAREHOLDERS OF ENERGY WEST, INCORPORATED

              SOLICITED BY THE COMMITTEE TO RE-ENERGIZE ENERGY WEST
                IN OPPOSITION TO THE INCUMBENT BOARD OF DIRECTORS


This proxy will be voted in accordance with your instructions specified below. If you do not give any specific instructions, this proxy will be voted FOR the election of the Committee's nominees, J. Michael Gorman, Lawrence P. Haren, Richard M. Osborne and Thomas J. Smith. IN ADDITION, THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION FOR ANY SUBSTITUTE NOMINEES AS THE PROXIES MAY SELECT IF ANY NOMINEE NAMED BELOW IS UNABLE TO SERVE AND ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Shareholders have the right to vote cumulatively in the election of directors and at the Annual Meeting and we intend to invoke our right to cumulate our votes for the election of our nominees, J. Michael Gorman, Lawrence P. Haren, Richard M. Osborne and Thomas J. Smith. THIS PROXY CARD GIVES OUR PROXIES FULL DISCRETIONARY AUTHORITY TO VOTE CUMULATIVELY AND TO ALLOCATE VOTES AMONG MESSRS. GORMAN, HAREN, OSBORNE AND SMITH, UNLESS AUTHORITY TO VOTE FOR ANY OF THEM IS WITHHELD BELOW.

Please mark an "X" in the appropriate box below. We recommend that you vote FOR our nominees, J. Michael Gorman, Lawrence P. Haren, Richard M. Osborne and Thomas J. Smith.

[ ]      For our director nominees:

         J. Michael Gorman

         Lawrence P. Haren

         Richard M. Osborne

         Thomas J. Smith


YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE BY LINING THROUGH OR OTHERWISE STRIKING OUT THAT NOMINEE'S NAME IN THE LIST ABOVE. IF YOU WITHHOLD DISCRETIONARY AUTHORITY TO VOTE FOR ANY OF THE NOMINEES, WE WILL ALLOCATE YOUR VOTES AMONG THE REMAINING NOMINEES IN THE DISCRETION OF THE PROXIES NAMED HEREIN.

The undersigned hereby appoints Richard M. Osborne or Thomas J. Smith, or either of them, with full power of substitution, as proxies to vote, as indicated above, for and in the name of the undersigned all shares of Energy West Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Energy West, Incorporated scheduled to be held on [meeting date] at [meeting location and meeting time], and at any adjournments or postponements of the meeting.

This proxy card revokes all proxies previously given by the undersigned.

Please sign exactly as your name appears on this proxy card. All joint owners should sign. If you are signing in a fiduciary capacity or as a corporate officer, please also provide your full title.

                                    Date                               , 2003
                                        -------------------------------


                                    -----------------------------------
                                    Signature


                                    -----------------------------------
                                    Signature if held jointly


                                    -----------------------------------
                                    Title, if applicable